UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
January 21, 2005

INVESTORS REAL ESTATE TRUST

(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street
Minot, ND 58701
(Address of principal executive offices,
including zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
Consent of Deloitte and Touche LLP
Consent of Brady, Martz and Associates LLP
Selected Financial Data

ITEM 8.01. OTHER EVENTS

Investors Real Estate Trust (“IRET” or the “Company”) is filing this Current Report on Form 8-K to update the selected financial data and historical financial statements included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2004 (the “2004 Annual Report”) for discontinued operations that have resulted from dispositions of real estate assets during the period from May 1, 2004 through October 31, 2004, in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During the six months ended October 31, 2004, we sold ten properties-five multi-family residential complexes, two retail properties, one assisted living facility, one office building and one parcel of vacant land— with a total carrying amount, net of depreciation, of $34.2 million, for sale prices totaling approximately $40.1 million. These properties collectively contributed $5.3 million, $5.2 million and $5.3 million in revenue to the Company in fiscal years 2004, 2003 and 2002, respectively. After giving effect to these discontinued operations, our income from continuing operations is reduced by $791,000, $771,000, and $897,000, and discontinued operations, net, is increased by the same amounts, in fiscal years 2004, 2003 and 2002, respectively.

In compliance with SFAS 144, we have reported revenue, expenses and net gains from the sale of these properties as discontinued operations for each period presented (including the comparable periods of the prior year). Under SEC requirements, the same reclassification as discontinued operations required by SFAS 144 following the sale of a property is required for previously issued annual financial statements for each of the three years shown in our 2004 Annual Report, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on our reported net income available to common shareholders or funds from operations.

This Current Report on Form 8-K updates and conforms certain information contained in Item 6, “Selected Financial Data for Fiscal Years Ended April 30” and Item 8, “Financial Statements and Supplementary Data” of our 2004 Annual Report to reflect, as discontinued operations, the properties sold during the six months ended October 31, 2004, as described above. The updated and conformed Items 6 and 8 of our 2004 Annual Report are set forth on Exhibit 99.1, and incorporated by reference herein.

No attempt has been made in this report to modify or update any other disclosures, including disclosures in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, presented in our 2004 Annual Report, except to the extent expressly provided above. Accordingly, this report should be read in conjunction with our Form 10-Q for the quarter ended October 31, 2004.

Certain matters discussed in this report, excluding historical information, include forward-looking statements-statements that discuss IRET’s expected future results based on current and pending business operations. IRET makes these forward-looking statements in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “expects,” “planned,” or similar expressions. Although IRET believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks that may cause future results to be materially different from the results stated or implied in this document. Additional information about issues that could lead to material changes in our performance is contained in IRET’s 2004 Annual Report.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.	Description
23.1	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Brady, Martz and Associates, LLP, Independent Registered Public Accounting Firm

99.1	Selected Financial Data for Fiscal Years Ended April 30 Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST (Registrant)
By:	/s/ Thomas A. Wentz
Thomas A. Wentz, Sr.
President and Chief Executive Officer

Dated: January 21, 2005

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Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Brady, Martz and Associates, P.C., Independent Registered Public Accounting Firm

99.1	Selected Financial Data for Fiscal Years Ended April 30 Financial Statements and Supplementary Data

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